Exhibit 99.1
United Fire Group, Inc. declares quarterly cash dividend of $0.20 per share and announces new board appointment

CEDAR RAPIDS, IOWA, August 21, 2026 – Today, the board of directors of United Fire Group, Inc. (UFG) (Nasdaq: UFCS) declared a common stock quarterly cash dividend of $0.20 per share. This dividend will be payable September 18, 2026, to shareholders of record as of September 4, 2026.
UFG has a long history of paying quarterly dividends dating back to March 1968.

New appointment to the board of directors
UFG is pleased to announce the appointment of a new independent member to its board of directors, effective August 21, 2026. Teresa (“Terri”) Brown has been appointed as a Class C director and will serve on the board’s risk management and audit committees. The board is confident that Brown’s considerable expertise in insurance, finance and risk management will further enhance its ability to provide guidance and governance that contributes to the company’s success.

Brown is a prominent insurance executive with over 35 years of experience in the property and casualty industry, currently serving as a senior advisor at Boston Consulting Group. Prior to this, she held the position of executive vice president and chief financial officer at Grange Insurance from 2016 until her retirement in 2024. Brown has held several other leadership positions throughout her career, including chief risk officer at Allstate and Aviva USA; senior vice president of property insurance product management at Allstate; director at Deloitte Consulting; chief actuary and senior vice president of claims at Safeco Insurance; and chief actuary at Travelers Insurance.

“The board is honored to welcome Terri Brown as our newest member,” said UFG Board Chairperson Jim Noyce. “With more than three decades in the insurance industry, Terri brings deep expertise across nearly every facet of property and casualty insurance. Her vast knowledge and seasoned perspective will be invaluable as we advance the company’s strategic priorities and continue creating long-term value for our shareholders.”

Brown graduated from Southwestern College with bachelor’s degrees in applied mathematics and communication. She is a fellow of the Casualty Actuarial Society and board certified by the National Association of Corporate Directors. In addition to serving on the UFG board, Brown is currently a board member of Branch Insurance and Southwestern College. She is also a former board member of Nuclear Electric Insurance Limited.

With Brown’s appointment, the UFG board of directors will consist of 12 members.

About UFG

Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance. The company is licensed as a property and casualty insurer in 50 states and the District of Columbia, and is represented by approximately 850 independent agencies. AM Best assigns a rating of “A-” (Excellent) for members of the United Fire & Casualty Group. For more information about UFG, visit www.ufginsurance.com.

Exhibit 99.1
Contact:

Investor relations
Email: ir@unitedfiregroup.com

Media inquiries
Email: news@unitedfiregroup.com

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about the Company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intend(s)," "plan(s)," "believe(s)," "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "remain(s) optimistic," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operations, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual outcomes and results to differ materially from those expressed in the forward-looking statements is contained in Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission ("SEC") on February 26, 2026. The risks identified in our Annual Report on Form 10-K and in our other SEC filings are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In addition, future dividend payments are within the discretion of our Board of Directors and will depend on numerous factors, including our financial condition, our capital requirements and other factors that our Board of Directors considers relevant.